SHELTON FUNDS 485BPOS

Exhibit 99(g)(3)

FORM OF AMENDMENT TO CUSTODY AGREEMENT

This Amendment (the “Amendment”) is entered into and effective as of the ___ day of ___, 2026 (the “Effective Date”) amending the Custody Agreement dated September 1, 2025 (as amended, modified and supplemented through the Effective Date, the “Agreement”), by and between each entity identified on Appendix A thereto (the “Client”) and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Custodian provides certain custodial services to the Client pursuant to the terms of the Agreement; and

WHEREAS, the Client and the Custodian wish to amend the Agreement as set forth below.

NOW, THEREFORE, in further consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments:

a.	Effective as of the Effective Date, the parties agree to amend the Agreement as follows:

1)	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached to this Amendment.

2.	Miscellaneous:

a.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement.

b.	One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

c.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

Information Classification: Limited Access

d.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

[Signature Page Follows]

Information Classification: Limited Access

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

SCM TRUST
ON BEHALF OF ITSELF AND ITS FUNDS LISTED ON
APPENDIX A

By:
Name:	Steve Rogers
Title:	President and Chairman

SHELTON FUNDS
ON BEHALF OF ITSELF AND ITS FUNDS LISTED ON
APPENDIX A

By:
Name:	Steve Rogers
Title:	President and Chairman

STATE STREET BANK AND TRUST COMPANY

By:
Name:	[●]
Title:	[●]

Information Classification: Limited Access

Appendix A

List of Client Entities

Trust Name	Jurisdiction of Formation
SCM Trust	Massachusetts
Shelton Funds	Delaware

FUND NAME	TRUST COMPLEX
Shelton Equity Premium Income ETF	SCM Trust
ICON Consumer Select Fund	SCM Trust
ICON Equity Fund	SCM Trust
ICON Equity Income Fund	SCM Trust
ICON Flexible Bond Fund	SCM Trust
ICON Health and Information Technology Fund	SCM Trust
ICON Natural Resources and Infrastructure Fund	SCM Trust
ICON Utilities and Income Fund	SCM Trust
Shelton Emerging Markets Fund	SCM Trust
Shelton International Select Equity Fund	SCM Trust
Shelton Tactical Credit Fund	SCM Trust
Green California Tax-Free Income Fund	Shelton Funds
Shelton S&P 500 Index Fund	Shelton Funds
Shelton S&P MidCap Index Fund	Shelton Funds
S&P SmallCap Index Fund	Shelton Funds
Shelton Equity Income Fund	Shelton Funds
Nasdaq-100 Index Fund	Shelton Funds
U.S. Government Securities Fund	Shelton Funds
The United States Treasury Trust	Shelton Funds
Shelton Sustainable Equity Fund	Shelton Funds
Shelton Tactical Growth & Income ETF	Shelton Funds

Information Classification: Limited Access